EXHIBIT 99(g)

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                        NOMINEE HOLDER CERTIFICATION


The undersigned, a bank broker or other nominee of non-transferable Rights ("Rights") to purchase Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of First Union Real Estate Equity and Mortgage Investments (the "Company") pursuant to the Rights offering (the "Rights Offering") described and provided for in the Company's Prospectus, dated
______ __,  1999,  as  supplemented  by the  Prospectus  Supplement,  dated
________ __, 1999 (collectively the "Prospectus"), hereby certifies to the Company and to National City Bank, as subscription agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription (as defined in the Prospectus) and the Oversubscription Privilege (as defined in the Prospectus), for the purchase of additional Common Shares listing
separately   below  each  such  exercised   Basic   Subscription   and  the
corresponding Oversubscription Privilege (without identifying any such beneficial owner) and (2) each such beneficial owner's Basic Subscription has been exercised in full.


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                                                           Number of Common
                                                           Shares Subscribed
Number of Common Shares   Rights Exercised Pursuant        for Pursuant to
Beneficially Owned                 to                      Oversubscription
on the Record Date          Basic Subscription             Privilege


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1.

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5.

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6.

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7.

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8.

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9.

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Name and address of bank, broker or other nominee:        Affix  Medallion